REINSTATEMENT AND FIRST AMENDMENT TO
                    AGREEMENT OF SALE AND ESCROW AGREEMENT

     THIS REINSTATEMENT AND FIRST AMENDMENT TO AGREEMENT OF SALE AND ESCROW AGREEMENT (this "Amendment") is made and entered into as of this 4th day of March, 1997, by and between N.H. Associates, an Illinois limited partnership ("Seller"), EEA DEVELOPMENT, INC., a Delaware corporation ("Purchaser"), and CHICAGO TITLE INSURANCE COMPANY ("Escrow Agent").

                                   RECITALS:

     A. Seller and Purchaser are parties to that certain Agreement of Sale, dated February 21, 1997 (the "Agreement"), pursuant to which Purchaser has agreed to purchase and Seller has agreed to sell certain Property (as defined in the Agreement) legally described and depicted on Exhibit A attached to the Agreement.

     B. Seller, Purchaser and Escrow Agent are parties to that certain Escrow Agreement, dated February 21, 1997 (the "Escrow Agreement"), pursuant to which Purchaser has deposited funds in escrow to be held by Escrow Agent in accordance with the terms of the Escrow Agreement.

     C. Seller and Purchaser desire to amend the Agreement and the Escrow Agreement in accordance with the terms of this Amendment.

     D. Pursuant to the terms of the Agreement and the Escrow Agreement, Purchaser terminated its obligations thereunder pursuant to the respective terms thereof on February 27, 1997.

     E. Seller and Purchase desire to reinstate and amend the Agreement and the Escrow Agreement in accordance with the terms of this Amendment.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. All terms not otherwise defined herein shall have the meanings ascribed to each in the Agreement.

2. Paragraph 2.2 of the Agreement is deleted in its entirety and replaced with the following:

     2.2 On or before 2:00 p.m. Chicago time on March 13, 1997, Purchaser shall deliver to Escrow Agent funds in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (the "Additional Earnest Money"; the Original Earnest Money, plus the Additional Earnest Money, if any, being referred to herein together as the "Earnest Money"), provided that Purchaser has not terminated this Agreement pursuant to Paragraph 7;"

3. The first grammatical sentence of Paragraph 7.1 of the Agreement is deleted in its entirety and replaced with the following:

     7.1 During the period commencing on January 10, 1997 and ending at 5:00 p.m. Chicago time on March 13, 1997 (said period being herein referred to as the "Inspection Period"), Purchaser and the agents, engineers, employees, contractors and surveyors retained by Purchaser may enter upon the Property, at any reasonable time and upon reasonable prior notice to Seller, to inspect the Property, including a review of leases located at the Property, and to conduct and prepare such studies, tests and surveys as Purchaser may deem reasonably necessary and appropriate.

4. All references to the date of February 27, 1997 in the Escrow Agreement are hereby deleted and the date of March 13, 1997 is hereby inserted in lieu thereof.

5. The Purchaser hereby directs the Escrow Agent that the funds together with interest thereon (if any) that were (i) heretofore deposited with Escrow Agent by Purchaser and (ii) subsequently directed to be returned to Purchaser pursuant to the termination notice delivered on February 27, 1997, shall be held as, and shall constitute, the Earnest Money, as provided in the Agreement and the Escrow Agreement.

6. The Agreement is hereby reinstated and, except as amended hereby, the Agreement shall be and remain unchanged and in full force and effect in accordance with its terms.

7. This Amendment may be executed in counterparts each of which shall be deemed an original, but all of which, when taken together shall constitute one and the same instrument. To facilitate the execution of this Amendment, Seller, Purchaser and Escrow Agent may execute and exchange by telephone facsimile counterparts of the signature pages, with each facsimile being deemed an "original" for all purposes.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                              PURCHASER:

                              EEA DEVELOPMENT, INC.,
                              a Delaware corporation

                              By:   /s/ R. Stewart Bartley
                                   -------------------------------
                              Name:     R. Stewart Bartley
                                   -------------------------------
                              Its:      Vice President
                                   -------------------------------


                              SELLER:

                              N.H. ASSOCIATES, an Illinois
                              limited partnership

                              By:  North Hill Partners, an Illinois
                                   joint venture, its general partner

                              By:  Thornhill Limited Partnership,
                                   an Illinois limited partnership,
                                   a joint venture partner

                              By:  Balcor Partners-XVI, an Illinois
                                   general partnership, its general partner

                              By:  RGF-Balcor Associates-II,
                                   an Illinois general partnership, a partner

                              By:  The Balcor Company, a Delaware
                                   corporation, a general partner

                                   By:   /s/ Daniel L. Charleston
                                        ----------------------------------
                                   Name:     Daniel L. Charleston
                                        ----------------------------------
                                   Its:      Authorized Agent
                                        ----------------------------------


                              ESCROW AGENT:

                              CHICAGO TITLE INSURANCE COMPANY

                              By:
                                   ----------------------------------------
                              Name:
                                   ----------------------------------------
                              Authorized Agent:
                                               ----------------------------
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